FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): August 2, 1996




                          Captain Tony's Pizza, Inc.
             ------------------------------------------------------
             Exact name of Registrant as specified in its charter)


                                    New York
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                                    33-8964
                            ------------------------
                            (Commission file number)

                                   22-7374801
                     --------------------------------------
                     (I.R.S Employer Identification Number)

           PO Box 82 Deland, Florida                         32721-0082
  -------------------------------------------      ---------------------------
  (Address of principal executive offices)                   (Zip code)

                                 (800) 332-8669
                         ------------------------------
                        (Registrant's telephone number)

  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------








                                                    Total Number of Pages:   3

Item 5:  Other Events Which Registrant Deems Important To Shareholders

At a Special Meeting of the Board of Directors on Friday, August 2, 1996, the Directors approved the signing of Letters of Intent to acquire two privately-held corporations in a stock -for-stock exchange which would result in the shareholders of the acquired corporations owning approximately 95% of Captain Tony's outstanding common stock initially and up to approximately 98% if convertible preferred stock is converted.

Pacific Foods Limited is a British Virgin Islands company which intends to source, license, finance and promote U.S. food (including Captain Tony's pizza) and other products in the China market. The other acquired corporation, LiesureShare International P.L.C., a British corporation, owns and operates various real estate and entertainment production facilities in the United States and Spain.

When consummated, it is expected that the name of the surviving parent corporation will be changed to Am Pac International, Inc. and reincorporated in the State of Nevada. The Company will continue to operate as a publicly held, registered company. Michael J. Martella, President, Director and major shareholder of Captain Tony's will stay on as an Officer and Director of the Company, other Officers and Directors will resign.

Final agreement on the proposed merger is subject, among other things, to the satisfactory completion of due diligence reviews and the vote of shareholders.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


(REGISTRANT)                         CAPTAIN TONY'S PIZZA, INC.
BY (SIGNATURE)                       /s/ Michael J. Martella
(NAME AND TITLE)                     Michael J. Martella
                                     President, Treasurer(Principal Financial
                                     Officer), Chief Executive Officer and
                                     Director
(DATE)                               August 6, 1996
